As filed with the Securities and Exchange Commission on June 6, 1995.
                                                    Registration No. 33-_____



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933



                         CONTINENTAL AIRLINES, INC.
           (Exact name of Registrant as specified in its charter)


           Delaware                2929 Allen Parkway        74-2099724
 (State or other jurisdiction     Houston, Texas 77019    (I.R.S. Employer
of incorporation or organization) (Address of principal  Identification No.)
                                   executive offices)
                                       (Zip Code)



                         CONTINENTAL AIRLINES, INC.
                            1994 RESTRICTED STOCK
                                    GRANT
                          (Full title of the plan)



                              Jeffery A. Smisek
                          Senior Vice President and
                               General Counsel
                         Continental Airlines, Inc.
                       2929 Allen Parkway, Suite 2010
                            Houston, Texas  77019
                   (Name and address of agent for service)

                               (713) 834-5000
        (Telephone number, including area code, of agent for service)




                       CALCULATION OF REGISTRATION FEE

  Title of                   Proposed maximum   Proposed maximum    Amount
of
securities to   Amount to     offering price   aggregate offering
registration
be registered be registered   per share (1)        price (1)           fee

Class B
Common Stock,     7,000            $16.75            $117,250           $100

par value $.01
per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).





    Pursuant to General Instruction E to Form S-8, the undersigned Registrant hereby incorporates herein by this reference the contents of Registration Statement No. 33-81326 relating to the Registrant's 1994 Restricted Stock Grant; provided that:

    (i) Paragraph (a) of Item 3 thereof is hereby replaced in its entirety by the following paragraph:

             "The Company's Annual Report on Form 10-K for the year ended December 31, 1994 ("1994 Form 10-K") (File No. 0-9781);" and

    (ii) Item 5 thereof is hereby replaced in its entirety to read as follows:

             "Certain legal matters with respect to the Class B common stock offered hereby are being passed upon by Jeffery A. Smisek, Senior Vice President and General Counsel of the Registrant.

             The consolidated financial statements and schedules of Continental Airlines, Inc. at December 31, 1994 and 1993, for the year ended December 31, 1994 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and nonredeemable preferred stock and common stockholders' equity and cash flows and schedules of Continental Airlines Holdings, Inc. for the period January 1, 1993 to April 27, 1993 appearing in the Company's 1994 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

             The consolidated statements and schedules of Continental Airlines Holdings, Inc. and its subsidiaries for the year ended December 31, 1992, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report, which includes an explanatory paragraph that describes several uncertainties."


                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 1995.

                                        CONTINENTAL AIRLINES, INC.

                                        By: /s/ Jeffery A. Smisek
                                               Jeffery A. Smisek
                                               Senior Vice President
                                                 and General Counsel

                              POWER OF ATTORNEY

    Each of the undersigned directors and officers of Continental Airlines, Inc. does hereby constitute and appoint Jeffery A. Smisek and Scott R. Peterson, or either of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable Continental Airlines, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                       Date

/s/ Gordon M. Bethune        President,                      June 5, 1995
Gordon M. Bethune            Chief Executive Officer
                             (Principal Executive Officer)
                             and Director

/s/ Lawrence W. Kellner      Senior Vice President           June 5, 1995
Lawrence W. Kellner          and Chief Financial Officer
                             (Principal Financial Officer)

/s/ Michael P. Bonds         Staff Vice President            June 5, 1995
Michael P. Bonds             and Controller
                             (Principal Accounting Officer)


/s/ David Bonderman          Director                        June 5, 1995
David Bonderman


/s/ Thomas J. Barrack, Jr.   Director                        June 5, 1995
Thomas J. Barrack, Jr.


/s/ Gregory D. Brenneman     Director                        June 5, 1995
Gregory D. Brenneman


                             Director
Joel H. Cowan


/s/ Patrick Foley            Director                        June 5, 1995
Patrick Foley


/s/ Rowland C. Frazee, C.C.  Director                        June 5, 1995
Rowland C. Frazee, C.C.


/s/ Hollis L. Harris         Director                        June 5, 1995
Hollis L. Harris


/s/ Dean C. Kehler           Director                        June 5, 1995
Dean C. Kehler


/s/ Robert L. Lumpkins       Director                        June 5, 1995
Robert L. Lumpkins


/s/ Douglas H. McCorkindale  Director                        June 5, 1995
Douglas H. McCorkindale


/s/ David E. Mitchell, O.C.  Director                        June 5, 1995
David E. Mitchell, O.C.


/s/ Richard W. Pogue         Director                        June 5, 1995
Richard W. Pogue


/s/ William S. Price         Director                        June 5, 1995
William S. Price


/s/ Donald L. Sturm          Director                        June 5, 1995
Donald L. Sturm


/s/ Claude I. Taylor, O.C.   Director                        June 5, 1995
Claude I. Taylor, O.C.


/s/ Karen Hastie Williams    Director                        June 5, 1995
Karen Hastie Williams


/s/ Charles A. Yamarone      Director                        June 5, 1995
Charles A. Yamarone



                                EXHIBIT INDEX


Exhibit No.    Description

   4.1 Restated Certificate of Incorporation of the Company - incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated April 16, 1993 (the "April 1993 8-K").

   4.2         By-Laws of the Company - incorporated by reference to
               Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed with the Commission on June 5, 1995 and relating to the Company's 1994 Incentive Equity Plan.

   4.3 Prospectus relating to 1994 Restricted Stock Grant - incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

   5           Opinion of Senior Vice President and General Counsel.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Arthur Andersen LLP.

   23.3 Consent of Senior Vice President and General Counsel (included in Exhibit 5).

   24 Powers of Attorney (included on signature page of this Registration Statement).

                                                                    EXHIBIT 5


                                        June 5, 1995



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

Ladies and Gentlemen:

    I am Senior Vice President and General Counsel of Continental Airlines, Inc., a Delaware corporation (the "Company"), and I have advised the Company in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the proposed issuance of up to 7,000 shares of Class B common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the Company's 1994 Restricted Stock Grant (the "Grant").

    In this connection, I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, its Bylaws and minutes of meetings of its directors. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

    Based upon the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Grant, will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein under the caption "Named Experts and Counsel". In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations thereunder.

                                        Very truly yours,


                                        /s/ Jeffery A. Smisek
                                        Jeffery A. Smisek
                                        Senior Vice President
                                        and General Counsel


                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 1994 Restricted Stock Grant of Continental Airlines, Inc. and to the incorporation by reference therein of our reports dated April 12, 1995, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. at December 31, 1994 and 1993, for the year ended December 31, 1994, and for the period April 28, 1993 through December 31, 1993 and the consolidated statements of operations, redeemable and nonredeemable preferred stock and common stockholders' equity and cash flows and schedules of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, all included in Continental's 1994 Annual Report (Form 10-K) filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Houston, Texas
June 2, 1995


                                                                 EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 12, 1993 and to all references to our Firm included in this Form S-8 related to the Continental Airlines, Inc. 1994 Restricted Stock Grant.



                                        ARTHUR ANDERSEN LLP

Houston, Texas
June 2, 1995